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                                                                      EXHIBIT 11

                    SUNRISE PRESCHOOLS, INC. AND SUBSIDIARY

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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                                                         THREE MONTHS ENDED
                                                             OCTOBER 31,
                                                     ---------------------------
                                                       1995             1994
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PRIMARY:

Common shares outstanding, beginning of year          2,935,894        2,435,894

Effect of weighting shares:

  Employee stock options outstanding                    283,893            5,771

  Assumed exercise of warrants                          118,009           13,050
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Weighted average number of common shares and
  common share equivalents outstanding                3,337,796        2,454,715
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Net income available for common stock                $   59,200       $  233,221
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Net income per common share and common
  share equivalent                                   $     0.02       $     0.10
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FULLY DILUTED:

Common shares outstanding, beginning of year          2,935,894        2,435,894

Effect of weighting shares:

  Employee stock options outstanding                    283,893            5,771

  Assumed exercise of warrants                          118,009           13,050

  Assumed conversion of preferred stock                 500,000          500,000
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Weighted average number of common shares and
  common share equivalents outstanding                3,837,796        2,954,715
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Net income available for common stock                $   71,700       $  245,721
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Net income per common share and common
  share equivalent                                   $     0.02       $     0.08
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